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                               ALSTON & BIRD LLP
                           North Building, 11th Floor
                          601 Pennsylvania Avenue, N.W.
                           Washington, D.C. 20004-2601

                                 202-756-3300

                        Fax: 202-756-3333 Telex: 54-2996



                                September 4, 1998

MLC Holdings, Inc.
Suite 110
11150 Sunset Hills Road
Reston, Virginia  22090

      Re:   Post-Effective Amendment No. 1 to
            Registration Statement on Form S-1

Ladies and Gentlemen:

      We have acted as special counsel for you, MLC Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), in connection with the preparation and filing of Post-Effective Amendment no. 1 to the Company's shelf registration statement on Form S-1 under the Securities Act of 1933, as amended ("Post-Effective Amendment No. 1"). Post-Effective Amendment No. 1 was filed on this date with the Securities and Exchange Commission and relates to 2,964,305 shares (the "Shares") of the Company's $.01 par value common stock. Certain of the Shares are currently issued and outstanding and other of the Shares may be issued pursuant to merger or acquisition transactions in which the Company may engage.

      We have examined and are familiar with Post-Effective Amendment No. 1. We have examined and are familiar with the Certificate of Incorporation and Bylaws of the Company and the proceedings taken by the Company's Board of Directors in connection with the Shares, and we have examined such other documents and records as we have deemed relevant for purposes of rendering this opinion.

      Based on the foregoing it is our opinion that the Shares either have been, or when issued will be, duly authorized, validly issued, fully paid, and non-assessable under the Delaware General Corporation Law.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Alston & Bird LLP under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                    ALSTON & BIRD LLP


                                    By:    /s/ Frank M. Conner III
                                        --------------------------------
                                          Frank M. Conner III, a Partner

DC982100.023

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
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  1201 West Peachtree      1211 East Morehead Street      Post Office Drawer
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